SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 7, 2006

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

The registrant included the following disclosure in its Form 10-Q for the second quarter of 2006, filed August 7, 2006:

“Correction of an immaterial accounting error

The financial results reported in our second quarter 2006 Quarterly Earnings Release and Quarterly Earnings Summary on July 19, 2006 have been revised for an immaterial accounting error related to our interpretation and application of the “shortcut” method of hedge accounting under SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities, as amended.” The cumulative correction resulted in a $1 million, or 0.7%, increase to previously reported net income in the second quarter of 2006. We had used the shortcut method to account for hedges related to our junior subordinated debentures. Subsequent to the release of our second quarter earnings on July 19, 2006, we determined that this method of accounting for these instruments is not permitted under the strict requirements of SFAS No. 133. As a result, changes in the market value of the derivatives previously accounted for as hedges and associated with the junior subordinated debentures should have been recorded in other noninterest revenue with no corresponding change to the carrying value of the junior subordinated debentures on our balance sheet.

We have evaluated the impact of such revised accounting for all quarterly and annual periods since the inception of the hedges in December 2000. We do not believe these adjustments materially, either positively or negatively, affect our financial trends. We concluded that the impact was immaterial to our reported results. However, we determined it is appropriate to record an adjustment as of June 30, 2006 to correct the cumulative impact of this immaterial accounting error. The cumulative pre-tax adjustment resulted in additional other income included in noninterest revenue of $2 million for the second quarter of 2006. At June 30, 2006, the derivatives were classified as a trading position. We terminated the derivatives in July 2006.”

The above-described revision to second quarter 2006 earnings is reflected in the changes indicated on Exhibit 99.1 filed herewith, to the financial trends information previously filed as Exhibit 99.2 to the registrant’s Form 8-K filed July 25, 2006. Exhibit 99.1 reflects the following changes in the 2nd Qtr 2006 information:

On the page titled “Mellon Financial Corporation – Consolidated Results”, a $2 million increase in “Other fee revenue”, “Total fee and other revenue”, “Total revenue” and “Income from continuing operations before income taxes (benefits)”, and a $1 million increase in “Income taxes (benefits)”, “Income from continuing operations” and “Net income (loss)”;

On the page titled “Mellon Financial Corporation Continuing Operations – Noninterest Revenue”, a $2 million increase in “Other”, “Total fee and other revenue”, “Total noninterest revenue (non-FTE)” and “Total noninterest revenue (FTE)”;

On the page titled “Mellon Financial Corporation Business Sectors – Other”, a $2 million increase in “Other fee revenue”, “Total fee and other revenue” and “Total revenue”, a $2 million reduction in the negative amount of “Income from continuing operations before taxes (benefits)”, and a $1 million reduction in the negative amount of “Income taxes (benefits)” and “Net income (loss).”

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit Number	Description

99.1	Revised pages, “Quarterly Earnings Summary – Appendix – Financial Trends”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: August 7, 2006	By:	/s/ Michael A. Bryson
Michael A. Bryson
Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Revised pages, “Quarterly Earnings Summary – Appendix – Financial Trends”	Filed herewith